SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-43473	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.516.419-5300

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2026, Stewards, Inc. (the “Company”) entered into Amendment No. 3 to Promissory Note (the “Amendment”), effective as of October 15, 2026, with FAVO Holdings, LLC (the “Holder”).

The Amendment relates to that certain Promissory Note dated June 1, 2023, in the original principal amount of $4,700,000 (the “Note”), of which the final installment of principal in the amount of $1,600,000 (the “Final Installment”), together with accrued interest, was originally due and payable on May 31, 2026. The maturity date of the Final Installment was previously extended to September 1, 2026 pursuant to Amendment No. 1 to Promissory Note, effective as of June 1, 2026, and further extended to October 15, 2026 pursuant to Amendment No. 2 to Promissory Note, effective as of September 1, 2026, each as previously reported in the Company’s Current Reports on Form 8-K. The Final Installment was not paid on October 15, 2026 and remains outstanding.

Pursuant to the Amendment:

•	The maturity date of the Final Installment was further extended from October 15, 2026 to January 15, 2027;

•	The outstanding principal of $1,600,000 continues to bear simple interest at the rate of ten percent (10%) per annum, computed on a consistent straight-line basis per month, aggregating an additional $40,000 for the period from October 15, 2026 through January 15, 2027, which is due and payable on the extended maturity date together with the Final Installment and any other accrued and unpaid interest then outstanding; and

•	The waiver of the fifteen percent (15%) per annum default interest rate under the Note was extended through January 15, 2027, and the reinstatement of the default interest rate that would otherwise have taken effect on October 15, 2026 under Amendment No. 2 was rescinded, so that no default interest accrues for any period up to and including January 15, 2027. The default interest rate will be reinstated in full from and after January 16, 2027 if the Final Installment and all accrued interest are not paid in full on or before January 15, 2027.

The Holder is owned 65% by Vincent Napolitano, the Company’s Chairman Emeritus and former Chief Executive Officer and a beneficial owner of more than 5% of the Company’s common stock,  and 35% by Shaun Quin, the Company’s Chief Executive Officer and a director. The transaction constitutes a related-party transaction. Mr. Quin recused himself from the Board’s deliberation and vote on the Amendment. The disinterested members of the Board of Directors approved the Amendment by written consent dated November 5, 2026, after determining that it is fair to, and in the best interests of, the Company.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 to Promissory Note, dated as of October 15, 2026 and executed November 11, 2026, by and between Stewards, Inc. and FAVO Holdings, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Name: Katuischia Murless
Title: Chief Financial Officer

Date November 12, 2026

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